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                                                                 Exhibit 99.B1.1




                            FREEDOM INVESTMENT TRUST

                           Abolition of Class C Shares

                            of Beneficial Interest of

             John Hancock U.S. Government Income Fund (the "Fund"),

                      a Series of Freedom Investment Trust



         The undersigned, being a majority of the Trustees of Freedom Investment Trust, a Massachusetts business Trust (the "Trust"), acting pursuant to the Amended and Restated Declaration of Trust dated September 10, 1991 of the Trust, as amended from time to time (the "Declaration of Trust"), do hereby abolish the class of shares of beneficial interest of the Funds previously established and designated as "Class C Shares" and in connection therewith do hereby extinguish any and all rights and preferences of such Class C Shares as set forth in the Declaration of Trust and the Trust's Registration Statement on Form N-1A. The abolition of the Class C shares of the Fund is effective as of May 1, 1995.

         The Declaration of Trust is hereby amended to the extent necessary to reflect the abolition of Class C Shares.

         Capitalized terms not otherwise defined herein shall have the meaning set forth in the Declaration of Trust.



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         IN WITNESS WHEREOF, the undersigned have executed this instrument the
1st day of May, 1995.

/s/ Edward J.Boudreau, Jr.
----------------------------                    ------------------------------
Edward J. Boudreau, Jr.                         Hugh A. Dunlap, Jr.
as Trustee, not individually                    as Trustee, not individually
34 Swan Road                                    101 Huntington Avenue
Winchester, MA 01890                            Boston, MA  02199

/s/William A. Barron, III                       /s/Patrick Grant
----------------------------                    ------------------------------
William A. Barron III                           Patrick Grant
as Trustee, not individually                    as Trustee, not individually
RRI, 325 Sea Meadows Lane                       5 Polo Field Lane
Yarmouth, ME  04096                             Dedham, MA 02026

/s/ Douglas M. Costle                           /s/ Ralph Lowell, Jr.
----------------------------                    ------------------------------
Douglas M. Costle                               Ralph Lowell, Jr.
as Trustee, not individually                    as Trustee, not individually
RR2 Box 480                                     45 Mill Street
Woodstock, VT 05091                             Edgartown, MA 02539

/s/ Leland O. Erdahl                            /s/ Dr. John A. Moore
----------------------------                    ------------------------------
Leland O. Erdahl                                Dr. John A. Moore
as Trustee, not individually                    as Trustee, not individually
161 Camino Barranca                             Institute of Evaluating Health
Placitas, NM 87043                              Risks, Suite 608
                                                1101 Vermont Ave., N.W.
                                                Washington, DC 20005

/s/ Richard A. Farrell                          /s/ Patti McGill Peterson
----------------------------                    ------------------------------
Richard A. Farrell                              Patti McGill Peterson
as Trustee, not individually                    as Trustee, not individually
Farrell, Healer & Company, Inc.                 St. Lawrence University
160 Federal St., 23rd Floor                     110 Vilas Hall
Boston, MA 02110                                Canton, NY  136117

/s/ William F. Glavin                           /s/ John W. Pratt
----------------------------                    ------------------------------
William F. Glavin                               John W. Pratt
as Trustee, not individually                    as Trustee, not individually
Babson College                                  2 Gray Gardens East
Horn Library                                    Cambridge, MA 02138
Babson Park, MA 02157



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         The Declaration, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of State of The Commonwealth of Massachusetts, provides that no Trustee, officer, employee or agent of the Trust or any Series thereof shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his duties with respect to such Person; and all such Persons shall look solely to the Trust Property, or to the Trust Property of one or more specific Series of the trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust.